Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS PROVIDES ACCOUNTING UPDATE

HIGHLANDS RANCH, Colorado, January 29, 2015- Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the “Company”) today disclosed in its Current Report on Form 8-K that KPMG LLP (“KPMG”) resigned as the Company’s independent accounting firm. Except as detailed in the Form 8-K, there are no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Additional information regarding KPMG’s resignation can be found in the Form 8-K. The Company is in the process of engaging a new independent accounting firm.

W. Phillip Marcum, Chairman of the Board of Directors (“Board”) stated “We are surprised and disappointed that KPMG has resigned, however, we continue to work to complete the accounting review as expeditiously as possible. Since the accounting review began, the Company has taken significant steps towards this end. These have included the appointment of a new Audit Committee Chairman, hiring of a new Chief Financial Officer, Chief Accounting Officer, Corporate Controller, and other experienced accounting and finance personnel. As well, the Company has hired FTI Consulting and several other consulting, accounting, and legal experts, and currently has more than 20 individuals assisting with the review. The accounting issues involved have been extraordinarily complex and the documentation efforts have been time-consuming. The Board has high confidence in our CFO Heath Sampson and his team to lead us through the accounting restatements and into the future.”

In addition, the Company has determined that it is unlikely to regain compliance with its SEC filing requirements for continued listing of its common stock on the NASDAQ Stock Market by the previously reported March 27, 2015 deadline set by the NASDAQ Listing Qualifications Panel. As a result, the Company expects its shares of common stock will be delisted from the NASDAQ Stock Market. Following a suspension of trading in the Company’s common stock on NASDAQ, the Company expects that its shares would trade on the OTC Markets - OTC Pink Tier while the Company works to finalize the restatements. The Company’s trading symbol would remain ADES.

L. Heath Sampson, Chief Financial Officer of the Company commented “While the accounting review process is taking longer than initially expected, the Company has made significant progress toward completion of the financial restatements. I believe that our review of the accounting issues is comprehensive and we have a clear view to complete that work. We look forward to working with a new audit team to deliver the audited financial statements and become fully compliant as expeditiously as possible.”

The resignation of KPMG does not impact the normal course of operations of the Company or its subsidiaries. As of December 31, 2014, the Company had cash and cash equivalents in excess of $36 million and minimal long term debt. Clean Coal Solutions, LLC, our 42.5% owned joint venture that produces Refined Coal, now has 17 Refined Coal facilities in full-time operations located at coal fired plants that collectively have historically burned more than 54 million tons of coal per year. Permanent installation work is underway for an additional five Refined Coal facilities located at power plants that collectively have historically burned more than 22 million tons of coal per year.

The Company expects to provide a more comprehensive operations update on its businesses in the coming weeks. Lastly, the Company continues to work with Moelis & Company to evaluate opportunities around the most advantageous use of our expected future cash flows in order to maximize stockholder value.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding expected timing and tonnage of operations of RC facilities, expected timing of the lease or sale of RC facilities, cash flows, potential impacts of KPMG’s resignation, ability and timing to complete the accounting review, restatements and audits, comprehensiveness of our accounting review, inability to file our delinquent periodic within the extended stay granted by the NASDAQ panel, likelihood of our common stock being delisted from NASDAQ and the consequences thereof, ability to engage an independent accounting firm, ability to and timing of providing an operations update and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to economic conditions and market demand; timing of or changes to laws, regulations and any legal challenges to or repeal of them; failure of the RC facilities to produce coal that qualifies for tax credits; termination of or amendments to the contracts for RC facilities; inability to begin full time operations or to continue sales or leases of RC facilities to RC investors; decreases in the production of RC; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical and operational difficulties; availability of raw materials and equipment; loss of key personnel or inability to engage accounting personnel as needed; intellectual property infringement claims from third parties; impact of the weather; inability to address the previously disclosed accounting matters; identification of additional material weaknesses or significant deficiencies; KPMG may identify disagreements or additional reportable events in a letter addressed to the Securities and Exchange Commission (“SEC”) pursuant to Item 304 of Regulation S-K; failure to engage an independent accounting firm, complete the audits and re-audits and file any required restatements and periodic reports; adverse effects resulting from our common stock being delisted from NASDAQ; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and related litigation and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com